                                                            EXHIBIT 10-35
                                    LEASE

              (SINGLE-TENANT BUILDING ON MULTI-BUILDING PROJECT)



                                by and between



                   CALLAHAN-PENTZ PROPERTIES, McCARTHY FOUR

                                 ("Landlord")


                                     AND


                            VLSI TECHNOLOGY, INC.

                                  ("Tenant")





                 For the approximately 32,552 SF Premises at
                   1120 Ringwood Court, San Jose, CA 95131

                               TABLE OF CONTENTS


Article                                                    Page
1.     Parties                                              1
2.     Premises                                             1
3.     Definitions                                          1
4.     Lease Term                                           3
5.     Rent                                                 4
6.     Late Payment Charges                                 5
7.     Security Deposit                                     5
8.     Holding Over                                         5
9.     Tenant Improvements                                  5
10.    Condition of Premises                                6
11.    Use of the Premises                                  6
12.    Quiet Enjoyment                                      7
13.    Alterations                                          7
14.    Surrender of the Premises                            9
15.    Real Property Taxes                                  10
16.    Utilities and Services                               10
17.    Repair and Maintenance                               11
18.    Liens                                                14
19.    Landlord's Right to Enter the Premises               15
20.    Signs                                                15
21.    Insurance                                            15
22.    Waiver of Subrogation                                17
23.    Damage or Destruction                                18
24.    Condemnation                                         19
25.    Assignment and Subletting                            20
26.    Default                                              21
27.    Subordination                                        24
28.    Notices                                              24
29.    Attorneys' Fees                                      25
30.    Estoppel Certificates                                26
31.    Transfer of the Building or the Project by Landlord  27
32.    Landlord's Right to Perform Tenant's Covenants       27
33.    Tenant's Remedy                                      27


                                    (i)

Article                                                    Page
34.     Mortgagee Protection                                28
35.     Brokers                                             28
36.     Acceptance                                          28
37.     Modifications for Lender                            28
38.     Parking                                             28
39.     Option to Extend                                    28
40.     General                                             31





                               TABLE OF EXHIBITS


EXHIBIT A                 The Premises
EXHIBIT B                 The Project
EXHIBIT C                 Work Letter Agreement


                                    (ii)

                                 LEASE SUMMARY


Lease Date:          July 20, 1993

Landlord:            Callahan-Pentz Properties, McCarthy Four

Address of Landlord: c/o CPS Realty Group
                     1740 Technology Drive, Suite 290
                     San Jose, CA  95110

Contact:             Kathy Tedrick

Telephone:           (408) 437-7500

Tenant:              VLSI Technology, Inc.

Address of Tenant:   1109 McKay Drive
                     San Jose, CA  95131

Contact:             Jon Whiteman

Telephone:           (408) 434-3000

Building Address:   .1120 Ringwood Court
                     San Jose, CA  95131


Building Square Footage:  32,552 square feet

Project Building Square Footage:  78,592 square feet

Commencement Date:  August 1, 1993

Term:  Six (6) years

Monthly Rent:

          Months of Term         Net Monthly Rent
          1 through 30           $17,000.00/month
          31 through 60          $19,000.00/month
          61 through 72          $21,200.00/month

Estimated Initial Insurance Premium Payment:  $651.00/month

Estimated Initial Building Maintenance
   and Outside Area Expenses:                 $977.00/month

Security Deposit:  None

Tenant's Percentage:  41.42%

                                     LEASE

               (SINGLE-TENANT BUILDING ON MULTI-BUILDING PROJECT)


1.  Parties.

THIS LEASE (the "Lease"), dated July 20, 1993, is entered into by and between Callahan-Pentz Properties, McCarthy Four, a California general partnership ("Landlord"), whose address is c/o CPS Realty Group, 1740 Technology Drive, Suite 290, San Jose, CA 95110 and VLSI Technology, Inc., a Delaware corporation ("Tenant"), whose address is 1109 McKay Drive, San Jose, CA 95131.

2.  Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises consisting of approximately thirty-two thousand five hundred fifty-two (32,552) square feet, as shown in EXHIBIT A (the "Premises") in that certain building, commonly known as 1120 Ringwood Court (the "Building"), as further defined in Paragraph 3.B., in the City of San Jose, County of Santa Clara (the "County"), California, together with a right in common with other tenants of the Project to use the Outside Area, as defined in Paragraph 3.M.

3. Definitions.

The following terms shall have the following meanings in this Lease:


A. Alterations. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

B. Building. That certain building on the Project consisting of approximately thirty-two thousand five hundred fifty-two (32,552) square feet.

C. Commencement Date. The Commencement Date of this Lease shall be the first day of the Term determined in accordance with Paragraph 4.A.

D. HVAC.  Heating, ventilating and air conditioning.

E. Interest Rate. Eleven Percent (11%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.

F. Landlord's Agents. Landlord's authorized agents, partners, subsidiaries, directors, officers, and employees.

G. Monthly Rent. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time Pursuant to the terms of this Lease.

H. Outside Area. All areas and facilities within the exclusive of the Building and the other buildings in the provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Project, including without limitation, perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.

I. Project. That certain real property described in EXHIBIT B consisting of approximately five and 406/1OOOths (5.406) acres, upon which are located the Building, together with one (1) other building consisting of a total building square footage of approximately seventy-eight thousand five hundred ninety-two (78,592) square feet.

J. Real Property Taxes. Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Project or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Project or the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area.

K. Rent. Monthly Rent plus the Additional Rent defined in Paragraph 5.C.

L. Security Deposit. That amount paid by Tenant pursuant to Paragraph 7.

M. Sublet. Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises.

N. Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums ere related to Tenant's interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Tenant's assets including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant.

O. Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.

P. Tenant Improvements. Those certain improvements to the Premises to be constructed by Tenant pursuant to EXHIBIT C.

Q. Tenant Improvements Allowance. The cost allowance provided by Landlord for the construction of the Tenant Improvements as further described in EXHIBIT C.

R. Tenant's Percentage. The percentage of the area of the Premises to the total area of all of the buildings on the Project. Tenant's Percentage is agreed to be forty-one and 42/1OOths percent (41.42%) for the purpose of this Lease.

S. Tenant's Personal Property. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

T. Term. The term of this Lease set forth in Paragraph 4.A., as it may be extended hereunder pursuant to any options to extend granted herein.

4. Lease Term.

A. Term. The Term shall be a period of six (6) years commencing August 1, 1993 and terminating on July 31, 1999, unless sooner terminated, subject to any extensions granted hereunder. Tenant agrees that if Landlord, for any reason whatsoever, is unable to deliver possession of the Premises on the Commencement Date, Landlord shall not be liable to Tenant for any loss or damage therefrom, nor shall this Lease be void or voidable. In such event, the Commencement Date, termination date and all other dates of this Lease shall be extended to conform to the time of Landlord's tender of possession of the Premises to Tenant and Tenant shall not be obligated to pay Monthly Rent or other sums due Landlord hereunder until possession of the Premises is tendered to Tenant.

B. Early Entry. Tenant shall be permitted to occupy the Premises commencing with the date this Lease has been fully executed by Landlord and Tenant. Such early occupancy shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of Monthly Rent which shall commence on the Commencement Date. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

5. Rent.

A. Monthly Rent. Tenant shall pay to Landlord, in lawful money of the United States, net Monthly Rent in accordance with the following schedule, in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand:

     Months of Term                Net Monthly Rent
     Aug 1, 1993 - Feb 29, 1996    $17,000.00/month
     Mar 1, 1996 - Jul 31, 1998    $19,000.00/month'
     Aug 1, 1998 - Jul 31, 1999    $21,200.00/month

Additionally, Tenant shall pay, as and with the net Monthly Rent, the estimated monthly Building Maintenance Expenses and Tenant's Percentage of the estimated monthly Outside Area Expenses, and the monthly cost of insurance premiums required pursuant to Paragraph 21.C., as adjusted from time to time hereunder. Tenant shall deposit with Landlord upon execution of this Lease the following amounts to be applied toward the first month of the Term:

Monthly Rent (net)                $17,000.00

Tenant's Percentage
of Building Maintenance
Outside Area Expenses             $   977.00

Tenant's Percentage
of Insurance Premiums             $   651.00

               TOTAL              $18,628.00


B. Additional Rent. All monies required to be paid by Tenant under this Lease, including, with specific limitation, Real Property Taxes pursuant to Paragraph 15, Building Maintenance Expenses and Outside Area Expenses pursuant to Paragraph 17, and insurance premiums pursuant to Paragraph 21, shall be deemed Additional Rent. During the initial Term of this Lease, Building Maintenance Expenses and Outside Area Expenses shall not be increased by more than twenty-five percent (25%).

C. Prorations. If the Commencement Date is not the first (1st) day of a month, or if the termination date of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Lease commences or terminates.

6. Late Payment Charges.

Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) business days after written notice from Landlord that such amount is past due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Initials:


          Landlord                    Tenant

7. Security Deposit. Intentionally omitted.

8. Holding Over.

If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord~s consent, Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Tenant fails to surrender the Premises upon the expiration of the Term despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation any claim made by a succeeding tenant, resulting from Tenant's failure to so surrender the Premises.

9. Tenant Improvements.

If Tenant Improvements are to be constructed within the Premises, Tenant shall construct such Tenant Improvements pursuant to the terms of EXHIBIT C.

10. Condition of Premises.

Landlord represents and warrants to Tenant that, as of the date of this Lease, all mechanical and electrical systems in the Building, including the HVAC system, are in good working condition. The foregoing warranty shall not apply, however, to the clean room installed in the Building by the prior tenant, nor to the HVAC system in the clean room or any other equipment located in the clean room. Except for the foregoing warranty, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Any damage to the Premises caused by Tenant's move-in shall be repaired or corrected by Tenant, at its expense. Tenant acknowledges that neither Landlord nor its Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premises.

11. Use of the Premises.

A. Tenant's Use. Tenant shall use the Premises for sales, general office, warehousing, shipping, receiving, and light manufacturing and not for any other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises or the Project. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby Property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided.
Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building.

B. Toxic Materials. Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30 ("Title 22") as they may be amended from time to time (collectively "Toxic Materials"). If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the storage, use and disposal of Toxic Materials in, on or about the Premises or the Project by Tenant, its agents, employees, contractors, invitees or subtenants. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against any all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and the Project and any other property of whatever nature to their condition existing prior to the appearance of the Toxic Materials on the Premises provided that any such claims, costs or liabilities arise from the acts or omissions of Tenant, its agents, employees, contractors, invitees or subtenants. Tenant's obligations hereunder shall survive the termination of this Lease for a period of five (5) years from the date of such termination. Landlord represents and warrants to Tenant that, as of the date of this Lease, Landlord has received no notice of violation of any federal, state or local laws, ordinances, rules regulations or governmental requirements relating the storage, use, or disposal of Toxic Materials, and to the best of Landlord's current actual knowledge, without investigation, there are not Toxic Materials in, on or about the Premises or the Project. If any governmental agency or the beneficiary of any deed of trust covering the Project requires any testing of the Premises or the Project including the soil or groundwater of the Project, to ascertain whether there has been any release of Toxic Materials in, on or about the Premises or the Project, Landlord shall have the right to install monitoring wells on or about the Outside Area and to perform such other tests and investigations of the Premises and the Project for such purpose. Tenant shall reimburse Landlord as Additional Rent for the reasonable cost of such tests and investigations and of the installation, maintenance, repair and replacement of such monitoring wells or other measuring devices if the results of such tests and investigations disclose the existence of facts which give rise to the liability of Tenant pursuant to the indemnity provisions of this Paragraph 11.B.

12. Quiet Enjoyment.

Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

13. Alterations.

After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises (excluding the Tenant Improvements to be constructed by Tenant pursuant to EXHIBIT C) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's consent shall not, however, be required for any nonstructural Alterations if the cost of such nonstructural Alterations does not exceed Fifteen Thousand and no/1OOths Dollars ($15,000.00). Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

(i) Alterations to the exterior of the Building;

(ii) Alterations to and penetrations of the roof of the Building; and

(iii) Alterations visible from outside the Premises, to which Landlord may withhold Landlord~s consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, unless previously exempted by Landlord in writing, require that Tenant, at Tenant's expense, remove any or all Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provisions of Paragraph 23. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

14. Surrender of the Premises.

Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior walls repaired and repainted if damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 13, and all Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues for a period of ten (10) business days after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and its Agents against all provable loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if the best standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

15. Real Property Taxes

A. Payment by Tenant. Promptly after the Commencement Date, and during the Term of this Lease, as soon as possible each calendar year, Landlord shall invoice Tenant for Tenant's Percentage of the Real Property Taxes for the Project as set forth on the county tax assessor's tax statement for the Project. A copy of the tax assessor's statement shall be provided to Tenant with the invoice. On or before April 5 and December 5 of each calendar year during the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage of all Real Property Taxes as set forth on the county assessor's tax statement for the Project. Landlord shall give Tenant at least fifteen (15) days' prior written notice of the amount so due. Upon Landlord's receipt of the Real Property Tax payment from Tenant and other tenants of the Project, Landlord shall pay the taxes to the county. If Tenant fails to pay Tenant's Percentage of the Real Property Taxes on or before April 5 and December 5, respectively, and Tenant's late payment directly causes a late penalty from the county, Tenant shall pay any penalty assessed as a result of Tenant's late payment. Tenant shall pay Tenant's Percentage of any Real Property Tax not included within the county tax assessor's tax statement within thirty (30) days after being billed for same by Landlord. The foregoing dates are based on the dates established by the county as the dates on which Real Property Taxes become delinquent if not paid. If such delinquency dates change, the dates on which Tenant must pay Tenant's Percentage of such taxes shall be at least ten
(10) days prior to the delinquency dates. Notwithstanding the foregoing, if Tenant fails to pay Tenant's Percentage of Real Property Taxes on or before the date due for three (3) or more consecutive payment periods, Landlord shall have the right to require that Tenant pay one-twelfth (1/12th) of the Real Property Taxes payments to Landlord directly, on the first (1st) day of each calendar month. Assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges are to be included within the definition of Real Property Taxes for purposes of this Lease. Notwithstanding the foregoing, tax increases or levies specifically assessed against Landlord or the Project for environmental or toxic charges shall not be billed to Tenant unless assessed as a result of the use, storage or disposal of Toxic Materials in, on or about the Premises or the Project by Tenant, its agents, employees, contractors, invitees or subtenants.

B. Taxes on Tenant Improvements and Personal Property. Tenant shall pay any increase in Real Property Taxes occurring during the Term of this Lease which results from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

C. Proration. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Property, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises.

16. Utilities and Services.

Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct of Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of such failure or interruption, no eviction of Tenant shall result from such failure or interruption and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure or interruption.

17. Repair and Maintenance.

A. Building.
(i) Landlord's Obligations. Landlord shall keep in good order, condition and repair the structural parts of the Building, which structural parts include only the foundation and subflooring of the Building, the roof (subject to Tenant's obligation to pay for annual roof inspection and repair as set forth in Paragraph 17.B.(ii)), and exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, ceiling and plateglass) except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. The parties expect that the roof of the Building shall last during the Term of this Lease and any extensions. If the roof requires any repairs or replacement during the initial Term of this Lease, Landlord shall repair or replace the roof at Landlord's expense. Where the roof failure or disrepair is not due to the cause of Tenant, the cost of such repair or replacement shall not be passed on to Tenant. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

(ii) Tenant's Obligations. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to Paragraph 17.A.(i). Tenant's repair and maintenance obligations shall include, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plateglass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises. Tenant shall obtain HVAC systems preventive maintenance contracts with quarterly service in accordance with manufacturer recommendations, which shall be subject to the reasonable approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking at sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such HVAC systems.

B. Outside Area.
(i) Landlord's Obligations. Landlord shall maintain the Outside Area in good order, condition and repair. Landlord shall at all times have exclusive control of the Outside Area and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Outside Area in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration or location of the Outside Area. In exercising any such rights, Landlord shall use diligent efforts to minimize any disruption of Tenant's business. Landlord shall replace any outside landscape bushes, shrubs or trees with drought resistant and freeze damage resistant replacements.

(ii) Tenant to Pay Building Maintenance Expenses and Outside Area Expenses. Tenant shall pay, as Additional Rent, all reasonable costs and expenses paid or incurred by Landlord during the Term for annual roof inspections and preventive maintenance work on the roof ("Building Maintenance Expenses"), and Tenant's Percentage of all reasonable costs and expenses paid or incurred by Landlord in maintaining, repairing and replacing the Outside Area (the "Outside Area Expenses"). Tenant shall not, however, be liable for the cost of any repairs or replacements to the roof, the parking area or the landscaping which are required to correct any condition which exists as of the date Landlord delivers possession of the Premises to Tenant.

(iii) Exclusions from Expenses. For the purposes of determining "Outside Area Expenses" and "Building Maintenance Expenses", the terms "Outside Area Expenses" and "Building Maintenance Expenses" shall in no event include expenses incurred for the following: (a) repairs or other work occasioned by fire, windstorm, frost, or other casualty except glass breakage and/or earthquake damage if not insured against, or by exercise of the right of domain; (b) leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiation or disputes with tenants or other occupants; (c) expenses of renovating or otherwise decorating, painting and redecorating space for Tenant or other occupants or vacant space;
(d) Landlord's costs of electricity, water, trash disposal, security, and other services provided to tenants of the Project for which Landlord is entitled to be reimbursed by tenants of the Project as an additional charge or rental over and above the basic rent payable under the lease with such tenants, other than that billed as rent escalation; (e) depreciation; (f) costs of a capital nature, including, but not limited to capital improvements, capital repairs, capital equipment, and capital tools all in accordance with generally accepted accounting principles, except for the yearly amortized portion of said capital costs; (g) expenses incurred for services or other benefits which are not provided to Tenant but which are provided to another tenant or occupant of the Project; (h) costs incurred due to violation by Landlord or any other tenant of the terms and conditions of this Lease; (i) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on the Project, to the extent that the cost of such services exceeds the competitive cost of such services were they not so rendered by a subsidiary or affiliate; (j) interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; (k) Landlord's general corporate overhead and general administrative expenses; (1) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (m) rentals and other related expenses for leasing of HVAC systems, elevators, or other equipment ordinarily considered to be part of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building; (n) all items and services for which Tenant separately reimburses Landlord or pays third persons; (o) advertising and promotional expenses; or (p) any other expense which under generally accepted accounting principles and practices would not be considered a normal maintenance or operating expense.

(iv) Monthly Payments. From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term an amount estimated by Landlord to be the monthly Building Maintenance Expenses and Tenant's Percentage of the monthly Outside Area Expenses. The foregoing estimated monthly charges may be adjusted by Landlord thirty (30) days after the end of any calendar quarter on the basis of Landlord's actual verified expenses, information and experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment. Within one hundred twenty (120) days following the end of each calendar year Landlord shall furnish Tenant a statement of the actual Building Maintenance Expenses and Outside Area expenses ("Actual Expenses") for the calendar year and the payments made by Tenant with respect to such period. If Tenant's payments for the Building Maintenance Expenses or the Outside Area Expenses, as the case may be, do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If Tenant's payments exceed the Actual Expenses, Landlord shall refund the amount of the overpayment to Tenant, in cash. There shall be appropriate adjustments of the Common Area Expenses and Outside Area Expenses as of the Commencement Date and expiration of the Term.

C. Compliance with Governmental Regulations. Tenant shall, at its cost, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from Tenant's use or occupancy of the Premises. If, however, any Alterations to the Premises are required by any future regulations, rules, laws, ordinances, or other governmental requirements which are applicable to real property generally and not due to Tenant's particular use of the Premises, Landlord shall make any such Alterations to the Premises and the net Monthly Rent shall be increased by one-twelfth (1/12th) of Tenant's annual pro rata share of the cost of such Alterations. Tenant's total pro rata share of such cost shall be the cost of such item multiplied by a fraction, the numerator of which shall be the number of years then remaining in the Term (including any then exercised option to extend the Term), and the denominator of which shall be the useful life of the item, determined in accordance with generally accepted accounting principles. Tenant's annual pro rata share of such costs shall be determined by dividing Tenant's total pro rata share of such costs by the number of years remaining in the Term at the time of the expenditure. If, as of the date of this Lease, the Premises are not in compliance with any applicable federal, state or local regulations, rules, laws, ordinances or governmental requirements effective as of such date, Landlord shall be solely responsible for making at Landlord~s expense, without reimbursement by Tenant, any Alterations to the Premises required to comply with such regulations, rules, laws, ordinances or governmental requirements.

18. Liens.

Tenant shall keep the Building and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including reasonable attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within thirty (30) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed thirty (30) day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord as Additional Rent for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

19. Landlord's Right to Enter the Premises.

Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, and "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Building and the Outside Area ordinary "For Lease" signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

20. Signs.

Landlord shall provide space for Tenant's identification sign on an exterior monument sign in the Outside Area in common with the other tenants of the Project. Tenant shall have no right to maintain such Tenant identification sign in any other location in, on or about the Building, or the Project and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. The size, design, color and other physical aspects of the Tenant identification sign shall be subject to the Landlord's written approval prior to installation, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. The cost of the sign, its installation, maintenance and removal expense shall be Tenant's sole expense. If Tenant fails to maintain its sign, or, if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

21. Insurance.

A. Indemnification. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its Agents from and against any and all damage, loss, liability or expense including reasonable attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or the Project or any part thereof and adjacent areas by Tenant, the negligent or willful acts or omissions of Tenant, its agents, employees or any contractors brought onto the Premises or the Project by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or its Agents. Tenant agrees that the obligations assumed herein shall survive this Lease.

B. Tenant's Insurance. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

(i) Commercial general liability insurance in an amount not less than Three Million and no/100ths Dollars ($3,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire damage legal (in an amount not less than Twenty-Five Thousand and no/1OOths Dollars ($25,000.00)), naming Landlord and its Agents as additional insureds.

(ii) "All Risk" property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property.

(iii) Boiler and machinery insurance covering the HVAC equipment, in an amount satisfactory to Landlord.

C. Premises Insurance. During the Term Landlord shall maintain "All Risk" property insurance (including inflation endorsement, sprinkler leakage endorsement, and, if required by Landlord's lender, earthquake and flood coverage) on the Building and the Adjacent Building, excluding coverage of all Tenant's Personal Property located on or in the Premises, but including the Tenant Improvements, if any are provided for in Paragraph 9 of this Lease. Such insurance shall also include insurance against loss of rents on an "All Risk" basis, including, at Landlord's option, earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). Tenant shall reimburse Landlord for Tenant's Percentage of Landlord's annual cost of such insurance as Additional Rent, monthly on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall elect. Landlord agrees, however, that if Landlord's lender requires Landlord to maintain earthquake insurance coverage for the Building, and such insurance is not available at commercially reasonable rates, only that portion of the premium for such earthquake insurance that is commercially reasonable shall be billed to Tenant. If the Project insurance premiums are increased after the Commencement Date, due to an increase in the value of the Building or the Adjacent Building or their replacement cost, Tenant shall pay Tenant's Percentage of such increase within thirty (30) days of notice of such increase. If such insurance premiums are increased due to Tenant's use of the Premises, improvements installed by Tenant, or any other cause solely attributable to Tenant, Tenant shall be required to pay the full amount of the increase.

D. Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection.

E. Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a coinsurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including reasonable attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

F. Insurance Requirements. All insurance shall be in a form satisfactory to Landlord and shall be carried in companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

G. Landlord's Disclaimer. Landlord and its Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, except to the extent caused by or due to the negligence or willful acts of Landlord. Landlord and its Agents shall not be liable for any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

22. Waiver of Subrogation.

Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

23. Damage or Destruction.

A. Landlord's Obligation to Rebuild. If the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless either Landlord or Tenant has the right to terminate this Lease as provided herein and either party elects to so terminate.

B. Right to Terminate. Landlord and Tenant shall have the right to terminate this Lease in the event any of the following events occur:

(i) Insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repair, excluding the deductible for which Tenant shall be responsible;

(ii) The Building cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction; or

(iii) The Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.

The determination of the estimated repair period shall be made by Landlord in its good faith business judgment within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant as soon as such determination has been made. If either Landlord or Tenant elect to terminate this Lease, either party shall give the other party written notice of its election to terminate on or before the date which is the later of thirty (30) days after such damage or destruction, and fifteen (15) days after Landlord's notice to Tenant of the estimated repair period, and this Lease shall terminate fifteen (15) days after the date the non-terminating party receives such notice. If neither party elects to terminate the Lease, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Building as soon as practicable, and this Lease will continue in full force and affect. All insurance proceeds from insurance under Paragraph 21., excluding proceeds for Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

C. Limited Obligation to Repair. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Building and the Tenant Improvements and Tenant shall, at Tenant's expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant and existing at the time of such damage or destruction.

D. Abatement of Rent. Rent shall be temporarily abated proportionately, but only to the extent of any proceeds received by Landlord from rental abatement insurance described in Paragraph 21.C., during any period when, by reason of such damage or destruction, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

E. Damage Near End of Term. Anything herein to the contrary notwithstanding, if the Building is destroyed or damaged during the last twelve (12) months of the Term, then either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage by written notice to the other party within thirty (30) days after such damage or destruction. If neither Landlord nor Tenant elects to so terminate this Lease, the repair of such damage shall be governed by Paragraphs 23.A. and 23.B.

24. Condemnation.

If title to all of the Building or so much thereof is taken for any public or quasipublic use under any statute or by right of eminent domain so that reconstruction of the Building will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Building or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.

If any part of the Building is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Building is taken. The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If any portion of the Outside Area is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Outside Area and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of
Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Property or Premises.

No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, or its moving costs.

25. Assignment and Subletting

A. Landlord's Consent. Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing. Consent by Landlord to any Sublet shall not be deemed a consent to any subsequent Sublet.

B. Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

C. Landlord's Alternatives. At any time within fifteen (15) days after Landlord's receipt of the information specified in Paragraph 25.D., Landlord may, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; (ii) to refuse its consent to the Sublet; or (iii) elect to terminate this Lease, or in the case of a partial Sublet, terminate this Lease as to the portion of the Premises proposed to be Sublet.

If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 25.B., subject, however, at Landlord's election, to the condition that any excess of the Subrent over the rent required to be paid by Tenant under this Lease shall be paid to Landlord.

D. Proration. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

E. Exempt Sublets. Notwithstanding the above, Landlord's prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant, or a corporation into which Tenant merges or consolidates, if Tenant gives Landlord prior written notice of the name of any such assignee, and if the assignee assumes, in writing, for the benefit of Landlord all of Tenant's obligations under the Lease. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Tenant shall be deemed a Sublet requiring Landlord's prior written consent, which consent shall not be unreasonably withheld.

26. Default.

A. Tenant's Default. A default under this Lease by Tenant shall exist if any of the following occurs:

(i) If Tenant fails to pay Rent or any other sum required to be paid hereunder when due; or

(ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it commences such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion; or

(iii) If Tenant assigns its assets for the benefit of its creditors; or

(iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(v) If Tenant fails to continuously or uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; or

(vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days.

B. Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

(i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

(ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages:

(a) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or Appropriate to relet the Premises; plus

(e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award" of the amounts referred to in Paragraphs 26.B.(ii)(a) and 26.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 26.B.(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

(iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

C. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

27. Subordination.

This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Building or the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease to be prior and superior thereto, within thirty (30) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged end deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within thirty (30) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance.

Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Building or the Project at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

28. Notices.

Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

29. Attorneys' Fees.

If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

30. Estoppel Certificates.

Tenant shall within thirty (30) days following written request by Landlord:

        (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or the Project or a purchaser of the Building or the Project from Landlord. Tenant shall have the right to modify the estoppel certificate as may be necessary to reflect any exceptions to the information stated in the estoppel certificate or to note any additional information regarding the Lease or Landlord or Tenant's rights and obligations hereunder. Tenant's failure to deliver an estoppel certificate within thirty (30) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no Rent has been paid in advance. Landlord agrees that any estoppel certificate requested by Teachers Insurance and Annuity Association of America shall be substantially in the form of the estoppel certificate attached as Exhibit C-4 to this Lease.

If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented by Landlord.

(ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

31. Transfer of the Building or the Project by Landlord.

In the event of any conveyance of the Building or the Project and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

32. Landlord's Right to Perform Tenant's Covenant.

If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

33. Tenant's Remedy.

        If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of Rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Building, or out of any insurance proceeds available to Landlord (subject, however, to the prior right of any mortgagee of a mortgage or beneficiary of a deed of trust against the Property to such insurance proceeds) and neither Landlord nor its agents shall be liable for any deficiency.

34. Mortgagee Protection.

If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or the Project, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. Landlord shall advise Tenant of any deed of trust or mortgage covering the Project or the Premises. If the beneficiary or mortgagee under any deed of trust or mortgage changes, Landlord shall notify Tenant within a reasonable time after any such change.

35. Brokers.

Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for CPS Realty Group and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant shall indemnify, defend and hold each other and their respective Agents harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Tenant's execution of this Lease.

36. Acceptance.

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

37. Modifications for Lender.

If, in connection with obtaining financing for the Building or the Project or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder.

38. Parking.

Tenant shall have the right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants.

39. Option to Extend.

A. Option Period. Provided that Tenant is not in default hereunder, either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the initial six (6)) year Term of this Lease for one additional period of one (1) year ("Option Period") on the same terms, covenants and conditions provided herein, except that upon such renewal the net Monthly Rent due hereunder shall be the greater of Twenty-Two Thousand Seven Hundred Eighty-Six and no/100ths ($22,786.00) per month or ninety-five percent (95%) of the then fair market rental value of the Premises, as determined pursuant to Paragraph 39.B. Tenant shall exercise its option by giving Landlord written notice ("Option Notice") at least one hundred eighty
(180) days but not more than two hundred seventy (270) days prior to the expiration of the initial Term of this Lease.

B. Fair Market Rental Value. The fair market rental value for the Premises shall be determined as follows:

(i) Landlord and Tenant shall have fifteen (15) days after Landlord receives the Option Notice within which to agree on the then fair market rental value of the Premises as defined in Paragraph 39.B.(ii). If the parties agree on the fair market rental value within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period. If the parties are unable to agree on the fair market rental value of the Premises within fifteen (15) days, then, the fair market rental value of the Premises shall be determined in accordance with Paragraph 39.B.(iii).

(ii) The "then fair market rental value of the Premises" shall be defined to mean the fair market rental value of the Premises as of the commencement of the option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in San Jose.

(iii) Within seven (7) days after the expiration of the fifteen (15) day period set forth in Paragraph 39.B.(i), each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five
(5) years fulltime commercial appraisal experience in the area in which the Premises are located to appraise and set the then fair market rental value of the Premises for the Option Period. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then President of the Santa Clara County Real Estate Board, or the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the then fair market rental value of the Premises.

If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the then fair market rental value of the Premises.

(iv) After the then fair market rental value of the Premises has been set, the appraisers shall immediately notify the parties and the Monthly Rent for the Option Period shall be the greater of $22,786.00 per month and ninety-five percent (95%) of the fair market rental value of the Premises. The parties shall amend this Lease to set forth such amount within fifteen (15) days of receipt of such notice.

40. General.

A. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

B. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

C. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

D. Separability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

E. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

F. Gender; Singular. Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

G. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

H. Waiver. The waiver by Landlord of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of accePtance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

I. Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

J. Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding Upon said entity in accordance with its terms. Landlord, at its Option, may require a copy of such written authorization to enter into this Lease.

K. Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

L. Lease Summary. The Lease Summary attached to this Lease is intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.
TENANT                                         LANDLORD

VLSI Technology, Inc., a                       Callahan-Pentz Properties,
Delaware corporation                           McCarthy Four, a California
                                               general partnership

By    /s/Alfred J. Stein                       By     /s/S. Gregory Davies

Its                                            Its    Managing General Partner


Approved as to Form
Thomas F. Mulvaney
27 July 1993

                                  THE PREMISES
                                [To Be Attached]





                                   EXHIBIT A

                      THE PROJECT
                    [To Be Attached]





                      EXHIBIT B

                             WORK LETTER AGREEMENT

In connection with the Tenant Improvements to be installed in the Premises the parties hereby agree as follows:

1. Plan and Specifications. Tenant shall retain a licensed architect for the completion of final working architectural and engineering plans and specifications for the Tenant Improvements to be constructed on the Premises ("Final Plans and Specifications"). Tenant shall submit the Final Plans and Specifications to Landlord for Landlord's review and approval which shall not be unreasonably withheld. Landlord shall notify Tenant of Landlord's approval or disapproval of the Final Plans and Specifications within three (3) business days after receipt of the same; Landlord's notice of disapproval, if applicable, shall specify the reasonable basis for Landlord's disapproval. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing them and attaching them hereto. No changes shall be made to the Final Plans and Specifications without Landlord's prior consent, which shall not be unreasonably withheld.

2. Tenant to Construct. Once the Final Plans and Specifications have been approved by Landlord, Tenant will obtain subcontractor trade bids and furnish a cost breakdown to Landlord. The general contractor selected by Tenant shall be subject to Landlord's approval, which shall not be unreasonably withheld. Tenant shall complete construction of the Tenant Improvements, in a good and workmanlike manner with new materials of good quality, in accordance with the Final Plans and Specifications and in compliance with all applicable laws. Tenant shall arrange for all Tenant Improvements to be fully warranted (labor and materials) by the general contractor, subcontractor or appropriate supplier, for a period of one (1) year from completion thereof. Prior to commencement of construction of the Tenant Improvements Tenant shall deliver to Landlord (i) a current financial statement of Tenant; (ii) a certification by the general contractor listing all contractors, subcontractors and suppliers to be employed in connection with the Tenant Improvements; and (iii) a Subordination of Mortgage in the form attached as Exhibit C-1. Tenant shall deliver to Landlord a copy of the building permit obtained by Tenant for the Tenant Improvements upon receipt of the permit from the City of San Jose.

3. Tenant Improvements Allowance.

(a) Landlord shall provide Tenant with an allowance of Two Hundred Thirty-Five Thousand and no/1OOths Dollars ($235,000.00) for the planning and construction of Tenant Improvements to the Premises ("Tenant Improvements Allowance"). The Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost, as defined in Paragraph 4, for the Premises and any tenant improvements constructed by Tenant in the premises located at 1120 Ringwood Court and shall be utilized by Tenant not later than July 31, 1994.
(b) At Tenant's option, the Tenant Improvements Allowance shall be paid to Tenant either on a progress payment basis during construction of the Tenant Improvements or in one lump-sum payment upon completion of the Tenant Improvements. If Tenant elects to request payment of the Tenant Improvements Allowance on a progress payment basis, payments shall be made to Tenant within thirty (30) days after Landlord's receipt of (i) an Application and


                                   EXHIBIT C

Certification for Payment with Continuation Sheet (AIA Documents G702 and G703) for the Tenant Improvements, executed by the general contractor and the architect, reflecting a ten percent (10%) retainage on all completed work and stored material and copies of all bills, vouchers and invoices supporting all costs included in the application; and (ii) an Unconditional Waiver and Release upon Progress Payment from the general contractor and the appropriate subcontractors in the form attached as Exhibit C-2. Landlord shall pay its pro rata share of each progress payment based upon the ratio of the Tenant Improvement Allowance to the total Tenant Improvements Cost, as such ratio may be adjusted from time to time to account for any increase in the Tenant Improvements Cost. Tenant shall be responsible for payment of the balance of the progress payment due to the general contractor. A ten percent (10%) retainage shall be withheld from each progress payment.

(c) The balance of the Tenant Improvements Allowance shall be paid to Tenant upon completion of the Tenant Improvements and within thirty (30) days after Landlord's receipt of (i) an Unconditional Waiver and Release upon Final Payment in the form attached as Exhibit C-3 from Tenant's general contractor and each subcontractor and supplier; (ii) an estoppel certificate executed by Tenant in the form of Exhibit C-4; (iii) a letter issued by Tenant's architect certifying that the Tenant Improvements have been completed in accordance with the approved Final Plans and Specifications; (iv) an unconditional certificate of occupancy or other evidence that the Premises improved with the Tenant Improvements are approved for occupancy by the City of San Jose; and (v) an accounting that reconciles the disbursements made to the general contractor and each subcontractor and supplier that has received payment with the sums remitted to Tenant for the Tenant Improvements.

                                EXHIBIT C

(d) If Tenant requests payment of the Tenant Improvements Allowance in one lump-sum payment upon completion of the Tenant Improvements, payment shall made to Tenant within thirty (30) days after Landlord's receipt of items (i) through
(v) in Paragraph 3(c) above plus an Application and Certification for Payment (AIA Document G702) for the Tenant Improvements, executed by the general contractor and the architect together with copies of all bills, vouchers and invoices supporting all costs included in the application.

4. Tenant Improvements Cost. The Tenant Improvements cost ("Tenant Improvements Cost") to be paid from the Tenant Improvements Allowance shall include, but not be limited to:

(a) All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

(b) All costs of obtaining building permits and other necessary authorizations from the City;

(c) All costs of interior design and finish schedule plans and specifications including as-built or record drawings; and


                                   EXHIBIT C

(d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with construction of the Tenant Improvements.

In no event shall the Tenant Improvements Allowance be used for any costs of procuring, constructing or installing in the Premises any of Tenant's personal property.

5. Excess Tenant Improvements Cost. If the Tenant Improvements Cost is greater than the Tenant Improvements Allowance, Tenant shall be solely responsible for payment of any such excess costs.

6. Insurance. Tenant shall require Tenant's general contractor to carry workers' compensation insurance in the statutory limits, builder's all-risk insurance, and liability insurance meeting the requirements of Paragraph 21.B of the Lease from the commencement of construction of the Tenant Improvements until the work is completed.


                                   EXHIBIT C

                       (For Leases in Ringwood Property)

                           AGREEMENT OF SUBORDINATION
                          NON-DISTURBER AND ATTORNMENT


THIS AGREEMENT made the            day of            by and among TEACHERS
INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having its principal office and post office address at 730 Third Avenue, New York, New York 10017 (hereinafter called "teachers") and

(hereinafter called "tenant")


                             W I T N E S S E T H :

WHEREAS, Teachers is the owner in fee simple of those certain premises situate, lying and being in the county of Santa Clara, State of California, as more particularly described in Exhibit A attached hereto (the Demised Premises"); and

WHEREAS, Callahan-Pentz Properties, McCarthy Four (hereinafter called "Landlord") is the ground lessee under a certain lease described in Exhibit B attached hereto (that lease, as the same may be modified, being hereinafter called the "ground lease"); and

WHEREAS, Teachers is the fee owner of the Demised Premises and is the owner and holder of those certain Promissory Notes described in Exhibit C hereto, secured by the Deed of Trust described in Exhibit C hereto, constituting liens upon property that includes the leasehold estate created by the said Ground lease (those Deeds of Trust, as the same may be modified, being hereinafter collectively called the "Mortgage or Deed of Trust"); and

WHEREAS, under the terms of a certain lease dated (hereinafter called "Sublease"), Landlord did lease, let and demise to Tenant, subject to the said Ground Lease, a portion of the demised Premises as therein more particularly described; and

WHEREAS, the parties hereto desire to establish rights of quiet and peaceful possession for the benefit of Tenant under the said Sublease and to provide for attornment by Tenant in favor of Teachers in the event of termination of the Ground lease and further to define the terms, covenants and conditions precedent for such rights.

NOW, THEREFORE, in consideration of the respective demises and of the sum of One ($1.00) Dollar and other good and valuable consideration, each to the other in hand paid, it is hereby mutually covenanted and agreed as follows:

1. That Teachers (in its capacity as Lessor under the Ground Lease) does hereby represent, covenant and warrant that the said Ground Lease is in full force and effect and unmodified.

2. That Teachers (in its capacity as Lessor under the Ground Lease) consents to and approves the within Sublease.

                                EXHIBIT C-1

3. That Teachers (in its capacity as owner of the Mortgage or Deed of Trust upon the Ground Lease) and Tenant do hereby covenant and agree that said Mortgage or Deed of Trust, shall be and the same is hereby made SUBORDINANT to the Sublease with the same force and effect as if the said Sublease had been executed, delivered and recorded prior to the execution, delivery and recording of the said Mortgage or Deed of Trust.

EXCEPT, HOWEVER, that this Subordination shall not affect nor b e applicable to and does hereby expressly exclude:

(a) The prior right and claim under and the prior lien of the said Mortgage or Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Demised Premises, and as to the right of disposition thereof in accordance with the provisions of the said Mortgage or Deed of Trust,

(b) The prior right and claim under and prior lien of the said mortgage or Deed of Trust, in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Demised Premises and as to the right of disposition thereof in accordance with the terms of the said Mortgage or Deed of Trust, and

(c) Any lien, right, power or interest, if any which may have arisen or intervened in the period between the recording of the said mortgage or Deed of Trust and the execution of the said Sublease or any lien or judgment which may arise at any time under there terms of said Sublease.

4. That in the event of the cancellation or termination of the said Ground Lease or of the surrender thereof, whether voluntary, involuntary or by operation of law, prior to the expiration date of the said sublease, including any extensions and renewals of the said Sublease now provided thereunder, and subject to the observance and performance by Tenant of all of the terms, covenants and conditions of the said Sublease on the part of Tenant to be observed and performed, Teachers (whether in its capacity as Ground Lessor, or as tenant under the Ground Lease following the exercise of the option to obtain a new ground lease as in the said Ground Lease more particularly defined; the election of capacity under which this provision shall become operative is to be in the sole discretion of Teachers) does hereby covenant and warrant as follows:

(a) The quiet and peaceful possession of Tenant under the said
Sublease;

(b) That the Sublease shall continue in full force and effect and Teacher shall recognize the Sublease and the Tenant's rights thereunder and will thereby establish direct privity of estate and contract as between Teachers and Tenant, with the same force and effect and with the same relative priority in time and right as though the Sublease were originally made directly from Teachers in favor of Tenant, but not in respect of any amendment to such Sublease not previously approved in writing by Teachers;

(c) To assume such of the obligations on the part of the Landlord under the Sublease which are deemed to run with the land and for so long as Teachers shall be owner in fee of said Demised Premises or shall be in possession under the new Ground Lease aforesaid, as the case may be;

provided, however, Teachers shall not in any way or to any extend be liable to
Tenant:

(1) For any past act or default on the part of the original or any prior landlord under the said Sublease and Tenant shall have no right to assert same or any damages arising therefrom as an offset of defense against Teachers;

(2) for the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Demised Premises required under the said Sublease, or any expansion or rehabilitation of existing improvement thereon, or for restoration or improvements following any casualty not required to be insured under such Sublease or for the cost of any restoration in excess of the proceeds recovered under any insurance required to be carried under such Sublease;

(3) For any prepayment of rent or deposit, rental security or any other sums deposited with the original or any prior landlord under such sublease and not delivered to Teachers;

(4) For any restriction on competition beyond the Demised Premises; or

(5) For the performance or observance of any condition or covenant under such Sublease relating to property located outside the boundaries of the Demised Premises.

5. That in the event of the cancellation or termination of the said Ground Lease of the surrender thereof; whether voluntary, involuntary or by operation of law prior to the expiration date of the said Sublease, including any extensions and renewals of said sublease now provided thereunder, Tenant hereby covenants and agrees to make full and complete attornment to Teachers, whether in its capacity as Ground Lessor or as ground lessee, following exercise of the option for a new ground lease or extended ground lease as aforesaid, as the case may be, for the balance of the term of the Sublease, including any extensions and renewals thereof, now provided thereunder, upon the same terms, covenants and conditions as therein provided, so as to establish direct privity of estate and contract as between teachers and Tenant and with the same force and effect and relative priority in time and right as the Sublease was originally made directly from Teachers to Tenant, and Tenant will thereafter make all rent payments directly to Teachers, upon the same terms, covenants set forth in the Guaranty executed by Guarantor.

6. Tenant shall not subordinate the Sublease to any mortgage other than the said Mortgage or Deed of Trust.

7. That the terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective partied hereto, their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this writing to be signed, sealed and delivered in their respective names and behalf, and if the corporation, by its officers duly authorized, the day and year first above written.


TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:______________________________

(TENANT)

By:______________________________

                                   EXHIBIT A
                                 RINGWOOD LAND
                                   Parcel One


All of Lot 1, Lot 2, and Lot 3, as shown upon that certain map entitled, "Tract No. 7409 Ringwood Court", which Map was filed for record in the Office of Recorder of the County of Santa Clara, State of California, on February 1, 1983 in Book 508 of Maps, at pages 47 and 48.

Excepting therefrom the underground water rights, without right of surface entry, as granted in the deed executed by Sente Associated Twelve in favor or San Jose Water Works, A California Corporation recorded May 23, 1983 in Book H575 page 321, Official Records.


                                   Parcel Two


An easement 15.00 in width for the purpose of ingress/egress, the Southeasterly line of said easement being more particularly described as follows:

Beginning at the common dividing line between Lots 3 and 4 at Ringwood Court, which Lots and Court are shown on that certain Map entitled "Tract No. 7409 Ringwood Court", recorded February 1, 1983 in Book 508 of Maps, at page 47 and 48, Santa Clara County Records; thence from said point of beginning along said dividing line of Lots 3 and 4, and the terminus of this easement.

                                   EXHIBIT B
                                  GROUND LEASE


That certain lease dated September 27, 1985 by Teachers to Callahan Pentz Ringwood Court One, a memorandum of which was recorded in the Records in Book J470, Page 1933; and

That certain lease dated September 27, 1985 by Teachers to Callahan Pentz Ringwood Court Two, a memorandum of which was recorded in the Records in Book J470, Page 1937, the leasehold estate under which was assigned to Callahan-Pentz Ringwood Court One, by Assignment dated September 7, 1988, recorded in the Records in Book K735, Page 651; and

That certain lease dated September 27, 1985 by Teachers to Callahan Pentz Ringwood Court Three, a memorandum of which was recorded in the Records in Book J470, Page 1941, the leasehold estate under which was assigned to Callahan Pentz Ringwood One, by Assignment dated September 7, 1988, recorded in the Records in book K735, Page 653;

as consolidated and modified by that certain Lease Consolidation and Modification Agreement dated September 7, 1988 between Callahan Pentz Ringwood Court One and Teachers, a memorandum of which consolidated and modified lease was recorded in the Records in Book K735, Page 655;

as affected by an assignment of the leasehold estate thereunder to Callahan-Pentz Properties, McCarthy Four by Assignment dated December 27, 1991;

as further modified by that certain Second Lease Modification Agreement dated December 27, 1991 between Callahan-Pentz Properties, McCarthy Four and Teachers, recorded in the Records as document no 11183961.

                                   EXHIBIT C
                                       I

1. a. Deed of Trust Note #1 dated March 31, 1983 by Callahan-Pentz Properties, Buckeye Court Three, Callahan-Pentz Properties, Cottonwood one, Callahan-Pentz Properties, Cottonwood Two, Callahan-Pentz Properties, McCarthy Three, Callahan-Pentz Properties, McCarthy Four (collectively "CP-Oak Creek") to Teachers in the principal amount of $16,600,000 as modified by First Supplement to Deed of Trust and Deed of Trust notes dated December 1, 1983 recorded in the Recorder's Office as instrument no 7904788 ("First Supplement"), as modified, extended and restated by Modified, Extended and Restated Deed of Trust Note #1 dated December 1, 1988 by CP-Oak Creek to Teachers, and as modified by Second Supplement to Deed of Trust and Assignment of Rents and Fixtures Filing Statement dated December 1, 1988 recorded in the Recorder's office as instrument no 9953597 ("Second Supplement")(collectively "Oak Creek Note No. 1").

b. Deed of Trust Note #2 dated March 31, 1983 by CP-Oak Creek to Teacher in the principal amount of $1,400,000, as modified by the First Supplement, as modified, extended, and restated by Modified, Extended and Restated Deed of Trust Note #2 dated December 1, 1988 by CP-Oak creek to Teachers, and modified by the Second Supplement (collectively "oak Creek Note No. 2").

c. Deed of Trust Note #3 dated December 1, 1983 by CP-Oak Creek to Teachers in the principal amount of $250,000, as modified by the First Supplement, as modified and restated by Modified, Extended and Restated Note #3 dated December 1, 1988 by CP-Oak Creek to Teachers, and as modified by the second Supplement (collectively "Oak Creek Note No. 3").

d. Deed of Trust Note #4 dated December 1, 1988 by CP-Oak Creek to Teachers in the principal amount of $2,046,502, as modified by the Second Supplement (collectively "Oak Creek Note No. 4").

e. Deed of Trust Note #5 dated December 1, 1988 by CP-Oak Creek to Teachers in the principal amount of $5,700,000, as modified by the Second Supplement (collectively "Oak Creek Note No. 5").

2. a. Deed of Trust Note dated September 27, 1985 by Callahan Pentz Ringwood Court One to Teachers in the original principal amount of $6,220,000.00;

b. Deed of Trust Note dated September 27, 1985 by Callahan Pentz Ringwood Court Two to Teachers in the original principal amount of $3,790,000.00;

c. Deed of Trust Note dated September 27, 1985 by Callahan Pentz Ringwood Court Three to Teachers in the original principal amount of $5,190,000.00;

d. Supplemental Deed of Trust Note dated September 7, 1988 by Callahan Pentz Ringwood Court One to Teachers in the original principal amount of $8,500,00.00;

as consolidated and modified pursuant to Consolidation, Modification, and Spreader Agreement dated September 7, 1988 among Callahan Pentz Ringwood Court One, Teachers, and TICOR Title Insurance Company of California recorded on October 28, 1988 in the Records as document no 9889211; and as affected by Moratorium Agreement dated September 7, 1988 between Callahan Pentz Ringwood Court One and Teachers, recorded on October 28, 1988 in the records as document no. 9889222.

which Notes described in paragraph 1 and 2 above were consolidated and modified pursuant to Second Consolidation, Modification, and Spreader Agreement dated December 27, 1991 among Callahan-Pentz Properties, McCarthy Four, Teachers and TICOR Title Insurance Company of California recorded on December 31, 1991 in the Records as document no. 11183962 (the "Consolidation Agreement").

The above described Notes, as so consolidated modified, are secured by the following Deeds of Trust:

1. Deed of Trust and Assignment of Rents dated march 31, 1983 by CP-Oak Creek to TICOR Title Insurance Company of California ("Trustee") recorded in the Recorder's office as instrument no. 7639499, as modified and supplemented by First Supplement to Deed of Trust and Deed of Trust Notes dated December 1, 1983 recorded in the Recorder's Office as instrument no 7904788, as further modified and supplemented by Second Supplement to Deed of Trust and Assignment of Rents dated December 1, 1988 recorded in the Recorder's Office as instrument no. 9953597.

2. a. Deed of Trust and assignment of Rents and Fixture Filing Statement dated September 27, 1985 by Callahan Pentz Ringwood Court One to Trustee, recorded on September 27, 1985 in the Records in book J470, Page 1945;

b. Deed of Trust and Assignment of Rents and Fixture filing Statement dated September 27, 1985 by Callahan Pentz Ringwood Court Two to Trustee, recorded on September 27, 1985 in the Records in Book J470, Page 1968;

c. Deed of Trust and Assignment of Rents and Fixture Filing Statement dated September 27, 1985 by Callahan Pentz Ringwood Court Three to Trustee, recorded on September 27, 1985 in the Records in book J470, Page 1991; and

d. Supplemental Deed of Trust and Assignment of Rents and Fixture Filing Statement dated September 7, 1988 by Callahan Pentz Ringwood Court One to Trustee, recorded in the Records in (book and page unreadable).

as consolidated and modified pursuant to Consolidation, Modification and Spreader Agreement dated September 7, 1988 among Callahan Pentz Ringwood Court One, Teachers and TICOR Title Insurance Company of California recorded on October 28, 1988 in the Records as document no. 9889221;

as affected by Moratorium Agreement dated September 7, 1988 between Callahan Pentz Ringwood Court One and Teachers recorded on October 28, 1988 in the Records in Book K735, Page 742.

which Deed of Trust described in paragraphs 1 and 2 above were consolidated, modified and spread pursuant to the Consolidation Agreement.

                                       II

Supplemental Deed of Trust Notes dated December 27, 1991 by Callahan-Pentz Properties, McCarthy Four to Teachers in the original principal amount of $42,000,000. This Note is secured by Supplemental Deed of Trust and Assignment of Rents and Fixture Filing Statement dated December 27, 1991 by Callahan-Pentz Properties, McCarthy Four to Trustee, to be recorded in the Record as document no. 11183964.

All of the above Noted and Deeds of Trust are affected by the Second Moratorium Agreement dated December 27, 1991 between Callahan-Pentz Properties, McCarthy Four and Teachers, recorded in the Records as document no. 11183966.

                     UNCONDITIONAL WAIVER AND RELEASE UPON
                                PROGRESS PAYMENT


NOTICE: THIS DOCUMENT WAIVES RIGHT UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

The undersigned has been paid and has received an progress payment in the sum of $______________________________ for labor, services, equipment or material furnished to ___________________________ on the job of
___________________________, a California limited partnership, located at
__________________________, California and does hereby release pro tanto any mechanics line, stop notice, or bond right that the undersigned has on the above-referenced job to the following extent. This release covered a progress payment for labor, services, equipment or materials furnished to _________________________________ on the job of
                                                                 (Your Customer)
a California limited partnership, through ____________________ only and _________________(date) does not cover any retention or items furnished after that date.


Dated: _____________________           ______________________________
                                               (Company Name)

                                       By ____________________________


                                  EXHIBIT C-2

              UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT



NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATED THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

The undersigned has been paid in full for all labor, services, equipment or material furnished to ________________________ on the job of _________________________, a California limited partnership, located at
_________________________, California and does hereby waive and release any right to a mechanic's lien, stop notice, or any right against a labor and material bond on the job.



Dated: _____________________            ______________________________
                                                 (Company Name)

                                       By ____________________________

                                       Its ___________________________

                                  EXHIBIT C-3

Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, NY  10017

Re:  Address

Your Appl. #

Gentlemen:

It is out understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification by the undersigned.

the undersigned, as Lessee, under that certain lease dated lease and certifies that:

1. the undersigned has entered into occupancy of the premises described in said lease on ___________________: and,

2. the undersigned is presently open and conducting business with the public in the premises; and,

3. the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

4. the minimum rental in the annual amount of $____________ was payable from the date of occupancy; and,

5. that said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated _______________), and neither party thereto is in default thereunder; and

6. that the same represents the entire agreement between the parties as to this leasing; and,

7. that the term of said lease expires on __________________; and,

8. that all conditions under said lease to be performed by the Lessor have been satisfied, including but without limitation, all co-tenancy requirements thereunder, and,

9. all required contributions by Lessor to lessee on account of Lessee's improvements have been received; and,

                                 EXHIBIT C-4

10. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said lease by the Lessor; and,

11. that no rental has been paid in advance and no security (or in the amount of $_______________________) has been deposited with lessor; and,

12. that Lessee's Floor Area is __________ square feet; and,

13. that rental for ____________________,19___, has been paid.


                                    _______________________ (Tenant)

                                    By: ____________________________


                                      2